Exhibit 10.31

Execution Version

FORBEARANCE AGREEMENT AND

SECOND AMENDMENT TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

This FORBEARANCE AGREEMENT AND SECOND AMENDMENT TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), made effective as of February 27, 2017, is by and among Roadrunner Transportation Systems, Inc., a Delaware corporation (“Borrower”), the Lenders party to the Credit Agreement described below (the “Lenders”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, one of the Lenders and as administrative agent for the Lenders (in such capacity, the “Agent”).

RECITALS

A.    Borrower, the Lenders, and the Agent entered into a Sixth Amended and Restated Credit Agreement dated as of September 24, 2015, as amended by a Consent, Waiver and First Amendment to Sixth Amended and Restated Credit Agreement dated as of July 17, 2016 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”).

B.    Events of Default have occurred under the Credit Agreement.

C.    Borrower has requested that the Lenders forbear for a period of time from exercising their rights and remedies under the Credit Agreement and the other Loan Documents with respect to the “Existing Events of Default” (as defined below), and the Agent and the Lenders have agreed to forbear subject to the terms and conditions of this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

Section 1.    Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context otherwise requires.

Section 2.    Amendments. The Credit Agreement is hereby amended as follows:

2.1.    Defined Terms. Article 1 of the Credit Agreement is amended by amending and restating or adding, as applicable, the following definitions in their entirety to read as follows:

“Authorized Officer” shall mean any officer of the Borrower who reports directly to the Board of Directors of the Borrower and is acceptable to the Agent.

“Forbearance Effective Date” shall mean February 27, 2017.

2.2.    Real Property. Section 6.16(c) of the Credit Agreement is amended by amending and restating it in its entirety to read as follows:

(c) Real Property. Within 45 days following a reasonable request by the Administrative Agent, the Borrower or such Subsidiary shall deliver to the Administrative Agent for the benefit of the Lenders a Mortgage on any owned or leased real property, together with such other Mortgage Documents as the Administrative Agent reasonably requires (including flood certificates, and evidence of flood insurance to the extent required under applicable law), and shall cooperate with the Administrative Agent in obtaining a title insurance policy with respect to such real property on such terms as the Administrative Agent reasonably requires.

2.3.    Indebtedness Secured by Liens. Section 6.17(d) of the Credit Agreement is amended by amending and restating it in its entirety as follows:

(d)    Indebtedness secured by Liens permitted by Section 6.22(h) and extensions, renewals and refinancings thereof; provided that the aggregate amount of all such Indebtedness at any time outstanding shall not exceed $35,000,000, less any amounts repaid after the Forbearance Effective Date; provided further that no such Indebtedness shall be incurred from and after the Forbearance Effective Date, but any such Indebtedness outstanding prior to the Effective Date may remain outstanding;

2.4.    Indebtedness or Contingent Obligations. Section 6.17 (o) of the Credit Agreement is amended by amending and restating it in its entirety as follows:

(o)    Indebtedness or Contingent Obligations related to co-borrower or guaranty obligations of the Borrower or its Subsidiaries with respect to loans or leases obtained by independent contractors of the Borrower or its Subsidiaries for the purpose of such independent contractor acquiring trucks or trailers; provided that the aggregate amount of all such Indebtedness or Contingent Obligations, together with the aggregate amount of Investments permitted under Section 6.20(j), shall not exceed $15,000,000 at any one time outstanding, less any such Indebtedness or Contingent Obligations with respect to loans that are repaid or otherwise released after the Forbearance Effective Date; provided further that no such Indebtedness or Contingent Obligation shall be incurred with respect to loans (but may be incurred with respect to leases) from and after the Forbearance Effective Date, but any such Indebtedness or Contingent Obligation outstanding prior to the Effective Date may remain outstanding;

2.5.    Other Indebtedness. Section 6.17(q) of the Credit Agreement is amended by amending and restating it in its entirety as follows:

(q)    Other Indebtedness (excluding any Indebtedness described in clauses (b) through (p) above), provided that the aggregate amount of such other Indebtedness does not exceed $10,000,000 at any time outstanding, less any amounts repaid after the Forbearance Effective Date; provided further that no such Indebtedness shall be incurred from and after the Forbearance Effective Date, but any such Indebtedness outstanding prior to the Effective Date may remain outstanding.

2.6.    Sale of Assets. Section 6.19(c) of the Credit Agreement is amended by replacing the reference to “5%” with a reference to “2%”.

2.7.    Investments. Section 6.20(g) of the Credit Agreement is amended by amending and restating it in its entirety as follows:

(g)    (i) Travel and similar advances to employees or independent contractors in the ordinary course of business and (ii) other loans to independent contractors and other service providers in the ordinary course of business, in the case of clause (ii) not to exceed $5,000,000 in the aggregate at any time outstanding, less any amounts repaid after the Forbearance Effective Date; provided that no such Investments or commitments under clause (ii) shall be made from and after the Forbearance Effective Date, but any such Investments or commitments outstanding or in effect prior to the Effective Date may remain outstanding or in effect;

2.8.    Investments to Contractors. Section 6.20(j) of the Credit Agreement is amended by amending and restating it in its entirety as follows:

(j)    Loans made by the Borrower or its Subsidiaries to independent contractors of the Borrower or its Subsidiaries for the purpose of such independent contractor acquiring trucks or trailers; provided that the aggregate amount of all such Investments, together with the aggregate amount of Investments or Contingent Obligations permitted under Section 6.17(o), shall not exceed the amount set forth in Section 6.17(o); provided further that no such Investments shall be made from and after the Forbearance Effective Date, but any such Investments outstanding or in effect prior to the Effective Date may remain outstanding or in effect; and

2.9.    Other Investments. Section 6.20(k) of the Credit Agreement is amended by amending and restating it in its entirety as follows:

(k)    Other Investments (excluding any Investments described in clauses (a) through (j) above and excluding any Investment in the Insurance Subsidiary) not to exceed $10,000,000 in the aggregate at any one time, less any amounts repaid or otherwise recovered after the Forbearance Effective Date; provided that no such Investments shall be made from and after the Forbearance Effective Date, but any such Investments outstanding or in effect prior to the Effective Date may remain outstanding or in effect.

2.10.    Application of Funds. Section 8.2.4 of the Credit Agreement is amended by amending and restating it in its entirety as follows:

8.2.4.    Fourth, ratably, (a) to payment of the unpaid principal of the Loans and Reimbursement Obligations, Rate Management Obligations then due and owing to the Lenders, and obligations with respect to Cash Management Services provided by a Lender and then due and owing to such Lender, ratably among the Lenders, and (b) to the Administrative Agent for deposit to the Facility LC Collateral Account;

2.11.    Pricing Schedule. The Pricing Schedule attached to the Credit Agreement is amended by replacing it in its entirety with the Pricing Schedule attached hereto as Exhibit A.

2.12.    Borrowing Notice. Exhibit C-1 to the Credit Agreement is amended, solely for the Forbearance Period, by replacing it in its entirety with Exhibit C attached hereto.

Section 3.    Events of Default and Forbearance.

3.1.    Existing Defaults. Events of Default have occurred under of the Credit Agreement with respect to the Borrower’s failure to comply with the following provisions: (a) Section 5.4 of the Credit Agreement with respect to all financial statements as of a date on or after December 31, 2013, as a result of the announced restatement of Borrower’s 2014-2017 financial statements, which constitutes an Event of Default under Section 7.1 of the Credit Agreement; (b) Section 6.11 of the Credit Agreement, as a result of the announced restatement of Borrower’s 2014-2017 financial statements, and Section 6.16(b) of the Credit Agreement, as a result of Borrower’s possible failure to maintain all “principal cash management accounts” with one or more of the Lenders or as Excluded Collateral Accounts, which constitute or will constitute an Event of Default pursuant to Section 7.4 of the Credit Agreement; and (c) Sections 6.32.1 and 6.32.2 of the Credit Agreement with respect to periods ending on or after December 31, 2013, as a result (except for the period ending on December 31, 2016) of the announced restatement of Borrower’s 2014-2017 financial statements, and Section 6.17(q), as a result of Borrower providing guarantees of certain independent contractor vehicle operating leases (aggregating $13.1 million at December 31, 2016) and the fact that Section 6.17(o) permits Borrower guarantees of loans but not operating leases, which constitute Events of Default pursuant to Section 7.3 of the Credit Agreement (the “Existing Events of Default”).

3.2.    Acknowledgement of Indebtedness, Default, Lender’s Right to Payment. Borrower hereby acknowledges and agrees as follows:

(a)    As of February 24, 2017, the principal balance due on the Obligations owing under the Credit Agreement is as follows:

Revolving Credit Exposure	$194,222,436.77
Term Loans	$277,750,000.00
TOTAL	$471,972,436.77

(b)    The Obligations under the Loan Documents also include interest, fees, costs and expenses.

(c)    The Obligations described in Sections 3.2(a) and 3.2(b) above are owing by Borrower to the Lenders without any defense, deduction, offset or counterclaim.

(d)    The Loan Documents executed by Borrower are legal, valid and binding obligations of Borrower and enforceable against Borrower in accordance with their respective terms without any defenses, deductions, offsets or counterclaims, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies.

Section 4.    Forbearance.

4.1.    Other than to the extent set forth herein, the Lenders agree that they will forbear from exercising the remedies available to them under the Loan Documents to the extent such remedies arise exclusively from the occurrence of the Existing Events of Default, until the earliest to occur of the events or dates set forth in Section 4.2 (the “Forbearance Period”), subject to the following limitations:

(a)    during the Forbearance Period the Aggregate Revolving Credit Exposure shall not exceed the amount of the Aggregate Revolving Credit Exposure on February 21, 2017 plus $30,000,000 (including the $6,000,000 advanced on February 22, 2017);

(b)    at the request of the Borrower and at the option of the Required Lenders, such amount may be increased by up to an additional $10,000,000;

(c)    no Swing Line Loans will be made; and

(d)    Revolving Loans will only be made to the extent (y) the Cash Flow Forecast (subject to the variance permitted pursuant to Section 6.3 of this Amendment) indicates a need for such Revolving Loans to pay expenses then due or about to become due, and (z) an Authorized Officer certifies to the Lenders that such Revolving Loans are necessary to pay expenses then due or about to become due.

4.2.    The Forbearance Period shall terminate on the first to occur of the following:

(a)    the occurrence of any Additional Default (as defined below);

(b)    the occurrence after the date hereof of any event that constitutes a Material Adverse Effect;

(c)    Borrower fails to timely file all necessary forms with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the late filing of its Annual Report on Form 10-K for the period ending December 31, 2016 (if such filing is late), or the SEC or New York Stock Exchange takes any action to de-list the shares of Borrower;

(d)    Borrower makes any Restricted Payment, pays any Advisory Fees, management fees or other similar fee to Advisor or any Affiliate of Advisor, or makes any Permitted Earn-Out Payment;

(e)    The Credit Parties shall fail to comply with any of the requirements set forth in this Amendment, including, without limitation, Section 6 hereof; or

(f)    March 31, 2017 (the “Forbearance Termination Date”)

(each such event, a “Forbearance Termination Event”). The foregoing agreement to forbear is for the limited purpose set forth herein, shall be limited to the precise meaning of the words as written herein, and shall not be deemed to (x) be a consent to any waiver or modification of any term or condition of the Loan Documents, except as otherwise expressly set forth herein, or (y) prejudice any right or remedy that the Lenders may now have or may have in the future under or in connection with the Loan Documents. Borrower acknowledges that the Lenders have no obligation to extend the Forbearance Period, or to grant any other forbearance. All reasonable expenses incurred by the Agent or the Lenders, including, without limitation, all reasonable fees and service charges of Dorsey & Whitney LLP, counsel to the Agent, reasonable fees of counsel to the Lenders incurred after January 10, 2017 and reasonable fees and service charges of Huron Consulting Services, LLP, financial advisor to the Agent, will be reimbursable by Borrower pursuant to Section 9.6(b) of the Credit Agreement. Reasonable expenses of the Lenders submitted to the Borrower within two Business Days after the effectiveness shall be paid within five (5) Business Days after the date of invoice. From and after the effectiveness of this Amendment, the reasonable fees and service charges of counsel of Agent and of the financial advisor to the Agent shall be billed on a weekly basis, and the reasonable expenses of the Agent and the Lenders shall be paid within ten (10) Business Days after the date of invoice. As used herein, “Additional Default” shall mean either (i) Borrower’s failure to comply with any term or condition of this Amendment or (ii) the occurrence of a Default or an Event of Default other than the Existing Events of Default, whether the same occurred before or after execution of this Amendment.    For the avoidance of doubt, notwithstanding the continuance of the Forbearance Period, Borrower’s consent shall not be required under Section 12.3.2 of the Credit Agreement so long as any of the Existing Events of Default are continuing.

4.3.    Effect of Forbearance Termination Event. Upon the occurrence of a Forbearance Termination Event, the Lenders shall be entitled to exercise any and all rights and remedies available under the Loan Documents, under this Amendment, under any other agreement between Borrower and the Lenders, at law or in equity without further notice to Borrower, including, without limitation, the right to cause the Loans to accrue interest at the rates set forth in Section 2.9 of the Credit Agreement. Nothing in this Amendment limits the rights of the Lenders at any time on or after the occurrence of a Forbearance Termination Event to foreclose on any Collateral that secures the Obligations in accordance with the Loan Documents.

Section 5.    Effectiveness of Amendment. The amendments in this Amendment and the forbearance set forth in Section 4 hereof shall become effective (the “Effective Date”), upon compliance by Borrower with the following:

5.1.    Borrower shall have delivered to Agent this Amendment, duly executed by Borrower and the Required Lenders (whether the same or different copies) and delivered (including by way of telecopy or other electronic transmission (including by e-mail in .pdf format), in each case with original signatures to follow promptly thereafter) to the Agent.

5.2.    Borrower shall have delivered to Agent 13-week cash flow forecasts (the “Cash Flow Forecast”), with the week ending February 10, 2017 being the first week, in reasonable detail, representing the Credit Parties good faith projections for the ensuing 13-week period, which shall be certified by an Authorized Officer as being the most accurate projections available, all in form and substance satisfactory to the Agent.

5.3.    Borrower shall have delivered to Agent all relevant information requested by any Lender in writing on or prior to February 22, 2017 to complete such Lender’s due diligence review.

5.4.    Borrower shall have paid all reasonable out-of-pocket expenses incurred by the Agent, including, without limitation, filing and recording costs and fees, and reasonable fees and service charges of outside counsel and the financial advisor to the Agent, in connection with the preparation, negotiation, execution and review of this Amendment.

5.5.    Each Guarantor and each Grantor (as defined in the Security Agreement) shall have executed and delivered to the Agent a Reaffirmation of Collateral Documents substantially in the form attached hereto as Exhibit B, together with each additional Collateral Document as may be required by the Agent or the Required Lenders.

5.6.    The Borrower and the Guarantors shall have delivered to the Agent certificates attaching resolution or other written actions approving this Amendment and the other documents required to be delivered under this Section 5 (collectively with this Amendment, the “Forbearance Documents”), together with such incumbency certificates and/or other certificates of an Authorized Officer of each Credit Party as the Agent may require evidencing the identity, authority and capacity of each Authorized Officer thereof to act as an Authorized Officer thereof in connection with this Amendment and the other Forbearance Documents to which such Credit Party is a party.

5.7.    Borrower shall pay to the Agent, for the account of the Lenders that executes and delivers this Amendment (each a “Forbearance Signatory Lender”), a work fee in the aggregate amount of $263,875 (the “Work Fee”), with the Work Fee being payable to each Forbearance Signatory Lender based on its respective pro rata share of the aggregate Commitments of all of the Forbearance Signatory Lenders.

5.8.    Borrower shall pay to the Agent an arrangement fee as separately agreed between the Borrower and the Agent.

5.9.    Borrower shall pay to the Agent retainers payable to Dorsey & Whitney LLC and Huron Consulting LLC, counsel and financial advisor, respectively, to the Agent, in the amounts of $25,000 and $100,000, respectively.

5.10.    The Credit Parties shall have entered into a perfection agency agreement with the Agent and its designee in form and substance satisfactory to the Agent, and tendered to the Agent’s designee vehicle titles and other requested information regarding all vehicles that are not otherwise subject to a perfected lien in favor of a third party, in each case, as needed to note the Agent’s security interest on such vehicles.

Section 6.    Additional Forbearance Provisions.

6.1.    Pricing. Upon the effectiveness of the Forbearance Agreement and at all times thereafter:

(a)    Interest on all outstanding Eurocurrency Advances shall be payable each month on the date numerically corresponding to the date such Eurocurrency Advance was made or continued or, if there is no such date, on the last Business Day of such month, and the Borrower’s option to elect Interest Periods of more than one month shall not apply during the Forbearance Period;

(b)    The interest rates on the Loans shall be increased as set forth in Section 2.11 of this Amendment on February 27, 2017;

(c)    If, at the end of the last Business Day of any week, the Net Book Balance exceeds (a) $10,000,000 during the period from the Effective Date through March 3, 2017, (b) $7,500,000 during the period from March 4, 2017 through March 17, 2017, and (c) $5,000,000 during the period from March 18, 2017 through the Forbearance Termination Date, the Borrower shall, on the second Business Day of the following week, prepay the Revolving Loans in an amount equal to the excess of such applicable amount; and

(d)    Upon the occurrence of a Liquidity Event the Borrower shall pay to the Agent for the account of the Lenders, a forbearance fee in the aggregate amount of $3,875,000, payable to each Lender based on its Pro Rata Share of the Aggregate Commitments (as determined on the date of the Forbearance Agreement), which shall be fully earned on the effectiveness of this Amendment, shall constitute an Obligation and shall be secured by all of the Collateral.

For this purpose, a “Liquidity Event” shall mean any (i) asset sale by the Credit Parties that produces net proceeds in an amount greater than or equal to $5,000,000, (ii) any repayment of the outstanding Obligations in full, or (iii) all of the Obligations becoming due and payable as provided in the Credit Agreement, and “Net Book Balance” shall mean the aggregate amount of cash, Cash Equivalent Investments and similar liquid assets held or owned by the Credit Parties net of any outstanding checks or other transactions not otherwise reflected in the bank account balances of the Credit Parties. The forbearance fee described in subsection (d) of this Section 6.1 shall be fully earned on the effectiveness of the Forbearance Agreement and shall be secured by all of the Collateral.

6.2.    Reporting Requirements. Borrower shall deliver to the Agent:

(a)    On or before March 3, 2017, consolidated and consolidating internal financial statements of the Borrower and its Subsidiaries as of January 31, 2017 and for the month then ended, consisting of a balance sheet and statements of operations and cash flow, together with reconciled accounts receivable and accounts payable agings as of the end of such month and a summary of material variances, all in form and content acceptable to the Agent.

(b)    On or before the close of business on (x) the fourth Business Day of every other week, beginning on March 2, 2017, an updated Cash Flow Forecast, and (y) the fourth business day of each week, beginning on March 2, 2017, a cash flow report showing the actual cash flow for the week just ended, together with a variance and reconciliation report for such week compared to the initial and the most recent Cash Flow Forecast, in form and substance satisfactory to the Agent, each certified by an Authorized Officer of the Borrower.

6.3.    Adherence to Cash Flow Forecast. The Credit Parties will not permit their total disbursements or requested Revolving Loans and Letters of Credit, calculated on a cumulative basis as of the end of each week, to exceed the amount set forth in the initial Cash Flow Forecast by 10%; provided that if such variance does exceed 10%, such variance shall not constitute a Forbearance Termination Event unless the Required Lenders elect, in writing, to designate such variance as a Forbearance Termination Event.

6.4.    Collateral. The Credit Parties shall execute and deliver all further instruments and documents, and take all further action that the Agent requests to perfect and protect the Security Interest or to enable the Agent to exercise and enforce its rights and remedies under the Security Agreement with respect to any Collateral, including, without limitation:

(a)    On or before March 3, 2017, the Credit Parties shall tender to the Agent executed confirmatory grants, in form and substance reasonably satisfactory to the Agent, in all of its Intellectual Property (as defined in the Security Agreement).

(b)    On or before March 3, 2017, the Credit Parties shall tender to the Agent, in form and substance reasonably satisfactory to the Agent, Control Agreements with respect to all of their deposit accounts not held with the Agent, other than such deposit accounts that are used exclusively for payroll and the payment of employee benefits (each a “Payroll Account”), and the Credit Parties shall not open new deposit accounts unless held with the Agent; and an Authorized Officer of Borrower shall certify to the Lenders weekly during the Forbearance Period that no amounts have been deposited into any such Payroll Accounts of any Credit Party except amounts related solely to payroll and employee benefits and that no new deposit accounts not held with the Agent have been opened.

(c)    On or before March 17, 2017, the Credit Parties shall tender to the Agent executed documents and instruments requested by the Agent in order to extend the Agent’s lien on the aircraft and parts of the Credit Parties to all such aircraft and parts now owned.

6.5.    Financial Consultant. During the Forbearance Period, Borrower shall (a) continue to engage its financial consultant (the “Consultant”), substantially on the terms set forth in the letter agreement dated as of January 27, 2017, as amended and restated on February 25, 2017, between the Borrower and the Consultant, (b) cause the Consultant to share information and analyses with the Agent and Lenders and to otherwise cooperate with the inquiries and diligence efforts of the Agent and Lenders, (c) cause the Consultant to participate in telephone conference calls with the Agent, the Lenders and their advisors, as requested by the Agent, but not less than weekly, for updates on the Borrower’s financial performance and liquidity, and (d) cause the Consultant to provide any other information reasonably requested by the Agent.

6.6.    Assurances. Borrower shall agree to such other amendments, agreements, covenants, representations and warranties as may be required by Agent or the Required Lenders and as are commercially reasonable.

6.7.    Additional Information. The Borrower will deliver to the Lenders the additional information requested by the Agent pursuant to its letter dated as of February 27, 2017, on or before the dates set forth in such letter.

Section 7.    Release, No Waiver, Representations, Warranties, Authority, No Adverse Claim, Covenant.

7.1.    Release of Claims. Borrower and each other Credit Party, in each case for itself and on behalf of its legal representatives, successors, and assigns, hereby (a) expressly waives, releases, and relinquishes the Agent and the Lenders from any and all claims, offsets, defenses, affirmative defenses, and counterclaims of any kind or nature whatsoever that Borrower or such Credit Party or its representatives, successors, or assigns has asserted, or might assert, against the Agent and the Lenders (and each of their respective officers, employees, advisors, counsel and agents) with respect to the Obligations, the Credit Agreement (including as amended by this Amendment), and any other Loan Document, in each case arising on or before the date hereof, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof, and (b) expressly covenants and agrees never to institute, cause to be instituted, or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against the Agent or the Lenders (or any of their respective officers, employees, advisors, counsel and agents) by reason of or in connection with any of the foregoing matters, claims, or causes of action.

7.2.    No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default, or event of default under any Security Agreement or other document held by the Lenders, whether or not known to the Lenders and whether or not existing on the date of this Amendment.

7.3.    Reassertion of Representations and Warranties. Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) except as set forth in Section 3.1 hereof, all of the representations and warranties in the Credit Agreement are true, correct, and complete in all material respects, in each case as of the date hereof as though made on and as of such date, except (i) for changes permitted by the terms of the Credit Agreement and (ii) to the extent that any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date, (b) there will exist no Default or Event of Default under the Credit Amendment as amended by this Amendment on such date except for the Existing Events of Default, (c) Borrower and each Credit Party is entering into this Amendment freely and voluntarily with the advice of legal counsel of its own choosing, (d) Borrower and each Credit Party has freely and voluntarily agreed to the undertakings set forth in this Amendment, and (e) the terms and conditions of this Amendment do not pose a material hardship on Borrower or such Credit Party.

7.4.    Authority, No Conflict, No Consent Required. Borrower represents and warrants that it and each Credit Party has the power, legal right, and authority to enter into this Amendment, and has duly authorized as appropriate the execution and delivery of this Amendment and other agreements and documents executed and delivered by Borrower and any Credit Party in connection therewith by proper corporate or limited liability company action, and none of the foregoing contravenes or constitutes a default under any agreement, instrument, or indenture to which Borrower or any Credit Party is a party or a signatory, any provision of Borrower’s or any Credit Party’s organizational documents, or any other agreement or requirement of law, or results in the imposition of any Lien on any of its property under any agreement binding on or applicable to Borrower or any Credit Party or any of its property except, if any, in favor of the Agent for the benefit of the Lenders. Borrower represents and warrants that no consent, approval, or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by Borrower or any Credit Party of this Amendment or the other agreements and documents executed and delivered by Borrower or any Credit Party in connection therewith or the performance of obligations of Borrower and any Credit Party therein described, except for those that Borrower or such Credit Party has obtained or provided and as to which Borrower or such Credit Party has delivered certified copies of documents evidencing each such action the Lenders.

7.5.    No Adverse Claim. Borrower and each Credit Party warrants, acknowledges, and agrees that no events have taken place and no circumstances exist at the date hereof that would give Borrower or such Credit Party a basis to assert a defense, offset, or counterclaim to any claim of the Lenders with respect to the Obligations.

Section 8.    Covenant to Pursue Full Repayment. Borrower acknowledges that the Lenders have informed Borrower that the Lenders are not required to extend the Forbearance Period but the Lenders may, in their sole discretion, decide to extend their forbearance if they deem it is in the Lenders’ best interest to do so. The further extension beyond the Forbearance Period, if any, by the Lenders shall only be effective if contained in a writing executed by the Lenders required pursuant to Section 8.3 of the Credit Agreement. From and after the Forbearance Termination Date, each of the Credit Parties hereby agree to cooperate with the Lenders to assist the Lenders in obtaining payment in full of the Obligations, including, without limitation, in any foreclosure of the Lenders’ liens on and security interests in the Collateral in accordance with the terms of the Loan Documents.

Section 9.    Affirmation of Credit Agreement, Further References, Affirmation of Liens. The Agent, the Lenders and Borrower each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions, and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended to refer to the Credit Agreement as amended by this Amendment. Borrower confirms to the Agent and the Lenders that the Obligations are and continue to be secured by the Liens granted by Borrower in favor of the Agent for the benefit of the Lenders under the Collateral Documents, and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants, and representations of Borrower and the Credit Parties under such documents and any and all other documents and agreements entered into with respect to the Obligations under the Credit Agreement are hereby ratified and affirmed in all respects by Borrower.

Section 10.    Merger and Integration, Superseding Effect. This Amendment, on and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment shall control with respect to the specific subjects hereof and thereof.

Section 11.    Severability. Whenever possible, each provision of this Amendment and any other statement, instrument, or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted so as to be effective, valid, and enforceable under the applicable law of any jurisdiction, but if any provision of this Amendment, or any other statement, instrument, or transaction contemplated hereby or thereby or relating hereto or thereto is held to be prohibited, invalid, or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity, or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, or any other statement, instrument, or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity, or enforceability of such provision in any other jurisdiction.

Section 12.    Successors. This Amendment shall be binding upon the Credit Parties, the Agent, the Lenders, and their respective successors and assigns, and shall inure to the benefit of Borrower, the Agent, the Lenders and the successors and assigns of the Agent and the Lenders.

Section 13.    Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

Section 14.    Counterparts. This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document.

Section 15.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL LENDERS, THEIR HOLDING COMPANIES, AND THEIR AFFILIATES.

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IN WITNESS WHEREOF, the parties hereto have caused this Forbearance Agreement and Second Amendment to Sixth Amended and Restated Credit Agreement to be executed as of the date first above written.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

By:	/s/ Curtis W. Stoelting
Name: Curtis W. Stoelting
Title: President and Chief Operating Officer

[Signature Page to Forbearance Agreement and Second Amendment to

Sixth Amended and Restated Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION as Agent and a Lender

By:	/s/ James P. Cecil
Name: James P. Cecil
Title:	Vice President

800 Nicollet Mall
Minneapolis, MN 55402

With a copy to:
Dorsey & Whitney, LLP
50 South Sixth Street, Suite 1500
Minneapolis, MN 55419
Attention: Peter T. Nelson
Telephone: (612) 492-6033
Fax: (612) 677-3326

[Signature Page to Forbearance Agreement and Second Amendment to

Sixth Amended and Restated Credit Agreement]

BMO HARRIS BANK N.A., as a Lender

By:	/s/ Jack J. Kane
Name: Jack J. Kane
Title: Managing Director

BMO Financial Group
100 King Street, 23rd Floor
Toronto Ontario M5X 1A1
Attention: Michael M. Johnson
Telephone: (416) 867-6968
FAX: (416) 867-5785
Email: Michaelm.johnson@bmo.com

[Signature Page to Forbearance Agreement and Second Amendment to

Sixth Amended and Restated Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Tom Gurbach
Name: Tom Gurbach
Title: Vice President

Centralized Loan Administration
500 First Ave, 4th Floor
Pittsburgh, PA 15219
Attention: Tina Dalessandri
Telephone: 412-762-7931
Fax: 412-705-2263

1900 East Ninth Street
Mail Stop LOC: B7-YB13-22-08
Cleveland, OH 44114
Attention: Tom Gurbach
Telephone: 216-222-9324
Fax: 216-222-0383

[Signature Page to Forbearance Agreement and Second Amendment to

Sixth Amended and Restated Credit Agreement]

SUNTRUST BANK, as a Lender

By:	/s/ Samuel M. Ballesteros
Name: Samuel M. Ballesteros
Title: Senior Vice President

401 Commerce Street 2nd Floor
Mail Code: TN-Nashville-1982
Attention: Samuel Ballesteros
Telephone: (615) 748-4737
FAX: (615) 748-4737
Email: Samuel.Ballesteros@suntrust.com

[Signature Page to Forbearance Agreement and Second Amendment to

Sixth Amended and Restated Credit Agreement]

COMPASS BANK, as a Lender

By:	/s/ Charles Randolph
Name: Charles Randolph
Title: Senior Vice President

311 South Wacker Drive, Suite 2590
Mail Code: IL-CH-SW-LPO
Chicago, IL 60606
Attention: Charles F. Randolph
Telephone: (312) 279-2002
FAX: (312) 279-2001

[Signature Page to Forbearance Agreement and Second Amendment to

Sixth Amended and Restated Credit Agreement]

MUFG UNION BANK, N.A., as a Lender

By:	/s/ T. Kevin Powells
Name: T. Kevin Powells
Title: Director

445 S. Figueroa St., 16th Floor
G16-110
Los Angeles, CA
Attention: Omar Vega
Telephone: (213) 236-4020
FAX: (213) 627-5582

[Signature Page to Forbearance Agreement and Second Amendment to

Sixth Amended and Restated Credit Agreement]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Scott Saber
Name: Scott Saber
Title: Vice President

4900 Tiedeman Road
Brooklyn, OH 44144
Attention: Key Agency Services
Email: KAS_Servicing@KeyBank.com

127 Public Square
Cleveland, OH 44114
Attention: Scott Saber
Telephone: (216) 689-6275

[Signature Page to Forbearance Agreement and Second Amendment to

Sixth Amended and Restated Credit Agreement]

SIEMENS FINANCIAL SERVICES, INC., as a Lender

By:	/s/ Michael Zion
Name: Michael Zion
Title: Vice President

By:	/s/ Maria Levy
Name: Maria Levy
Title: Vice President

170 Wood Avenue South
Iselin, NJ 08830
Attention: Maria Levy
Telephone: (732) 476-3563
FAX: (732) 476-3567

Attention: Melissa J. Brown
Telephone: (732) 590-6565
FAX: (919) 374-9105

[Signature Page to Forbearance Agreement and Second Amendment to

Sixth Amended and Restated Credit Agreement]

CITIZENS BANK, N.A., as a Lender

By:	/s/ Diane Mullan-Cromwell
Name: Diane Mullan-Cromwell
Title: Senior Vice President

27777 Franklin Road, 19th Floor
Mail Stop 1925
Southfield, MI 48034
Attention: Diane Mullan-Cromwell
Telephone: 248-226-7756
FAX: 248-228-9407
Email: diane.e.mullan-cromwell@citizensbank.com

[Signature Page to Forbearance Agreement and Second Amendment to

Sixth Amended and Restated Credit Agreement]

THE HUNTINGTON NATIONAL BANK (successor-in-interest to FIRSTMERIT BANK, N.A.), as a Lender

By:	/s/ Bruce G. Shearer
Name: Bruce G. Shearer
Title: Senior Vice President

301 Grant Street, 2nd Floor
Pittsburgh, PA 15237
Telephone: (412) 667-6514
FAX: (877) 643-6517

[Signature Page to Forbearance Agreement and Second Amendment to

Sixth Amended and Restated Credit Agreement]

MANUFACTURERS AND TRADERS TRUST CO., as a Lender

By:	/s/ James S. Gates
Name: James S. Gates
Title: Group Vice President

Attention: Deborah Urtz-Gleason
NY7-ROC3
255 East Avenue
Rochester, NY 14604
Telephone: (585) 258-8482
FAX: (585) 546-7584

[Signature Page to Forbearance Agreement and Second Amendment to

Sixth Amended and Restated Credit Agreement]

STIFEL BANK & TRUST, as a Lender
By:	/s/ Nathan L. Yocum
Name: Nathan L. Yocum
Title: Vice President
955 Executive Parkway, Suite 216
St. Louis, MO 63141
Attention: Michelle Caffery
Telephone: (314) 317-6927
FAX: (866) 521-6061

[Signature Page to Forbearance Agreement and Second Amendment to

Sixth Amended and Restated Credit Agreement]

THE PRIVATEBANK AND TRUST COMPANY, as a Lender

By:	/s/ Roger A. Pillsbury
Name: Roger A. Pillsbury
Title: Managing Director

70 West Madison Street
Chicago, IL 60602
Attention: Patrice Nwaiwu
Telephone: (312) 564-1887
FAX: (312) 564-1794

743 N. Water Street
Milwaukee, WI 53202
Attention: Roger A. Pillsbury
Telephone: (414) 291-7165
FAX: (414) 291-7171

[Signature Page to Forbearance Agreement and Second Amendment to

Sixth Amended and Restated Credit Agreement]

EXHIBIT A TO FORBEARANCE AGREEMENT AND

SECOND AMENDMENT TO

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

PRICING SCHEDULE

Applicable Margin	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status	Level VI Status
Eurocurrency Rate	4.00%	4.25%	4.50%	5.00%	5.25%	5.50%
Base Rate	3.00%	3.25%	3.50%	4.00%	4.25%	4.50%

Applicable Fee Rate	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status	Level VI Status
Commitment Fee	0.20%	0.25%	0.25%	0.30%	0.30%	0.30%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Financials” means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1(a) or (b).

“Level I Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Total Cash Flow Leverage Ratio as of the last day of any fiscal quarter for the four consecutive fiscal quarters ending on that date is less than 1.50 to 1.00.

“Level II Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Total Cash Flow Leverage Ratio for the four consecutive fiscal quarters ending on that date is less than 2.00 to 1.00.

“Level III Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Total Cash Flow Leverage Ratio for the four consecutive fiscal quarters ending on that date is less than 2.50 to 1.00.

“Level IV Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I

A-1

Status, Level II Status, or Level III Status and (ii) the Total Cash Flow Leverage Ratio for the four consecutive fiscal quarters ending on that date is less than 3.00 to 1.00.

“Level V Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status and (ii) the Total Cash Flow Leverage Ratio for the four consecutive fiscal quarters ending on that date is less than 3.50 to 1.00.

“Level VI Status” exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

“Status” means either Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status.

The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower’s Status as reflected in the then most recent Financials, provided that the initial Applicable Margin and Applicable Fee Rate shall be determined by reference to Level VI from the First Amendment Date until the next delivery of Financials as provided in the following sentence. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective from and after the first day of the first fiscal month immediately following the date on which the delivery of such Financials is required until the first day of the first fiscal month immediately following the next such date on which delivery of such Financials of the Borrower and its Subsidiaries is so required. If the Borrower fails to deliver the Financials to the Administrative Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.

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EXHIBIT B TO FORBEARANCE AGREEMENT AND

SECOND AMENDMENT TO

SIXTH AMENDMENT AND RESTATED CREDIT AGREEMENT

REAFFIRMATION OF COLLATERAL DOCUMENTS

Effective as of February [    ], 2017

U.S. Bank National Association, as Agent

800 Nicollet Mall

Minneapolis, MN 55402

Attn: James P. Cecil

Re:	Sixth Amended and Restated Guaranty dated as of September 24, 2015 (the “Guaranty”) and Sixth Amended and Restated Pledge and Security Agreement and Irrevocable Proxy dated as of September 24, 2015 (the “Security Agreement”), issued by the undersigned and certain other parties in favor of the Lenders (defined below) and U.S. Bank National Association, as agent for the Lenders (the “Agent”).

The undersigned hereby acknowledge and affirm the terms of the Forbearance Agreement and Second Amendment to Sixth Amended and Restated Credit Agreement (the “Amendment”) dated concurrently herewith by and between Roadrunner Transportation Systems, Inc. (the “Borrower”), the Agent, the lenders (the “Lenders”) party to the Credit Agreement (as defined in the Amendment), and certain other parties, and to the execution and delivery of the Amendment by the Borrower, agree that the obligations of the Borrower to the Agent and the Lenders under the Credit Agreement as amended by the Amendment are “Obligations” within the meaning of the Security Agreement and the Guaranty and such obligations are and continue to be secured by the security interest granted by each of the undersigned in the Security Agreement, agree to the releases set forth in Section 7.1 of the Amendment, and make representations and warranties set forth in Section 7.5 of the Amendment. All references to the “Credit Agreement” in the Guaranty and the Security Agreement shall constitute references to the Credit Agreement as amended by the Amendment, and as the same may be further amended, restated, or otherwise modified from time to time. The undersigned confirm to the Agent and the Lenders that all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants, and representations of the undersigned under the Security Agreement and Guaranty, and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement, as modified by the Amendment, are hereby ratified and affirmed in all respects by the undersigned.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

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IN WITNESS WHEREOF, the parties hereto have caused this Reaffirmation of Collateral Documents to be executed as of the date and year first above written.

A&A EXPRESS, LLC

A&A LOGISTICS, LLC

ALPHA FREIGHT SYSTEMS, LLC

ADRIAN CARRIERS, LLC

ASCENT GLOBAL LOGISTICS HOLDINGS, INC.
BEECH HILL ENTERPRISES, LLC
BIG ROCK TRANSPORTATION, LLC

CAPITAL TRANSPORTATION LOGISTICS, LLC

CENTRAL CAL TRANSPORTATION, LLC

COMBI MARITIME CORPORATION
CONSOLIDATED TRANSPORTATION WORLD, LLC
CTW TRANSPORT, LLC

D&E TRANSPORT, LLC

DIRECT CONNECTION TRANSPORTATION, LLC

EXPEDITED FREIGHT SYSTEMS, LLC

GREAT NORTHERN TRANSPORTATION SERVICES, LLC
GROUP TRANSPORTATION SERVICES, INC.

GWP LOGISTICS, LLC

INTERNATIONAL TRANSPORTATION HOLDINGS, INC.

ISI LOGISTICS, LLC

ISI LOGISTICS SOUTH, LLC

M. BRUENGER & CO., INC.

THE MEADOWLARK GROUP, LLC
MESCA FREIGHT SERVICES, LLC
MORGAN SOUTHERN, INC.
PRIME DISTRIBUTION SERVICES, INC.

R & M TRANSPORTATION, LLC

ROADRUNNER EQUIPMENT LEASING, LLC

ROADRUNNER INTERMODAL SERVICES, LLC

ROADRUNNER TRANSPORTATION SERVICES, INC.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

ROADRUNNER TRUCKLOAD HOLDINGS, LLC
ROADRUNNER TRUCKLOAD AGENT INVESTMENT, INC.

ROADRUNNER TRUCKLOAD, LLC

ROADRUNNER TRUCKLOAD 2, LLC
SARGENT TRUCKING, LLC
SORTINO TRANSPORTATION, LLC

STAGECOACH CARTAGE AND DISTRIBUTION, LLC

UNITRANS, INC.

UNITRANS INTERNATIONAL CORPORATION

WANDO TRUCKING, LLC
WORLD TRANSPORT SERVICES, LLC

ACTIVE AERO GROUP, INC.
EVERETT LOGISTICS, LLC
MARISOL INTERNATIONAL, LLC
RICH TRANSPORT, LLC
USA JET AIRLINES, INC.

ACTIVE AERO CHARTER, LLC
ACTIVE AERO MOTOR CARRIER, LLC
ACTIVE GLOBAL SOLUTIONS, LLC
ACTIVE PTM, LLC

By:

Name: Curtis W. Stoelting

Title: Chief Operating Officer

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EXHIBIT C TO FORBEARANCE AGREEMENT AND

SECOND AMENDMENT TO

SIXTH AMENDMENT AND RESTATED CREDIT AGREEMENT

FORM OF BORROWING NOTICE

TO:	U.S. Bank National Association, as administrative agent (the “Administrative Agent”) under that certain Sixth Amended and Restated Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of September 24, 2015, among Roadrunner Transportation Systems, Inc., a Delaware corporation (the “Borrower”), the financial institutions party thereto, as lenders (the “Lenders”), and the Administrative Agent.

Capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

The undersigned Borrower hereby gives to the Administrative Agent a Borrowing Notice pursuant to Section 2.6 of the Credit Agreement, and the Borrower hereby requests to borrow on                     , 20        , the following (collectively, the “Proposed Loans”):

1.    From the Lenders, on a pro rata basis, Revolving Loans as

a.	☐	a Base Rate Advance (in Dollars) in the amount of $ .

b.	☐	a Eurocurrency Advance with an Interest Period of one (1) month in the amount of $ .

You are hereby instructed to disburse the Proposed Loan as set forth on Exhibit A attached hereto.

The undersigned hereby certifies to the Administrative Agent and the Lenders on behalf of Borrower that the following statements are true: (i) except as provided in the Forbearance Agreement and Second Amendment dated as of February 27, 2017 (the “Forbearance Agreement”), the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) on and as of the date of the Advance requested herein; (ii) except as provided in the Forbearance Agreement, at the time of and immediately after giving effect to such Advance, no Default shall have occurred and be continuing; (iii) all other relevant conditions set forth in Section 4.2 of the Credit Agreement and Section 4.1 of the Forbearance Agreement have been satisfied. The calculations demonstrating compliance with Section 4.1(d) of the Forbearance Agreement are set forth on Exhibit B attached hereto. The undersigned, an Authorized Officer, hereby certifies that the Proposed Loans are necessary to pay expenses now due or about to become due.

IN WITNESS WHEREOF, the undersigned has caused this Borrowing Notice to be executed by its authorized officer as of the date set forth below.

Dated:                             , 2017

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

By:
Name:
Title:

EXHIBIT A TO NOTICE OF BORROWING

Wire Transfer Instructions

[Please attach.]

EXHIBIT B TO NOTICE OF BORROWING

Calculations

1.	a)	Indicated Borrowing through the Week of , 2017	$

	b)	Previous Forbearance Period Borrowing:	$

	c)	Amount of Permitted Borrowing (Indicated Borrowings plus 10% minus Previous Borrowings)	$

2.	a)	Indicated Disbursements through the Week of , 2017	$

	b)	Previous Forbearance Period Disbursements:	$

	c)	Amount of Permitted Disbursements (Indicated Disbursements plus 10% minus Previous Disbursements)	$

C-4